Exhibit 99(a)(1)(G)

Employee Stock Option Exchange Offer 2002

This presentation outlines our proposed offer to address underwater stock options

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  Discuss issues related to current stock option grants and their value

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  Outline Inhale's initiative to preserve the value the stock option plan is intended to deliver

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  Highlight a choice you will be asked to make regarding your stock option grant(s), granted under the 2000 Non-Officer Equity Incentive Plan

Stock options are an important part of the total value of working at Inhale

The Concept

The goal is to provide all employees a real stake in the value we create as a business

Stock options help us ...

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  Attract and and retain the superior talent we need to succeed

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  Focus each of us on the factors that will make our business successful

Yet, recent market conditions have made achieving those goals more challenging

Many employees have options with a strike price (or exercise price) that is higher than the current share price

At the same time, we believe our business fundamentals are sound

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  We're growing revenue

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  We're developing leading edge drug delivery systems

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  We have valuable relationships with key strategic partners

We're doing—and must continue to do—
the things that it takes to win

But, there are many factors that influence the value of our business

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  General market conditions

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  Interest rates

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  Drug approval process

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  Consumer and investor confidence in Inhale and our industry

As a result, we're faced with a critical question

How can we address the high exercise price of many employee stock options, yet retain our accountability for business performance?

Alternatives		Considerations
•	Provide supplemental grants	•	Dilution of value of Inhale's
•	Reprice options		shares
•	Cancel current options and	•	Investor relations
	grant new ones	•	Impact on company earnings
		•	Competitive environment
		•	Opportunity to provide employees with choice
		•	Fairness

Our response is to provide
employees with a choice

You can elect to...

Maintain		Replace
Keep your current option grants and strike price	or	•	Exchange non-evergreen stock option grants with exercise prices greater than or equal to $25 per share granted under the 2000 Non-Officer Equity Incentive Plan
		•	Receive replacement option grants for options you elect to exchange on a 1:2 basis on 8/26/02 (or later if Inhale extends the offer)
		•	Options required to be exchanged (see next slide) will be replaced on a 1:1 basis on 8/26/02 (or later if Inhale extends the offer)

General terms of the exchange offer

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  You can elect to exchange eligible option grants issued under Inhale's 2000 Non-Officer Equity Incentive Plan

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  Eligible options are option grants with exercise prices greater than or equal to $25 per share (excludes Evergreen Options, except as required)

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  If you received more than one eligible option grant under the Plan, you can choose to exchange as many or as few grants as you wish

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  Certain conditions apply:

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  If you exchange an option grant, you must exchange the entire grant

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  If you participate, you must exchange all options granted to you on or after July 24, 2001 (including grants with exercise prices <$25 per share, Evergreen Grants and grants under different plans). These options will be exchanged on a 1:1 basis

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  You must be continuously employed by Inhale or one of its subsidiaries through the date of grant of the replacement options

If you maintain your current option grant(s), there is no change

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  Same number of options you have now

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  Same vesting

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  Same terms and conditions

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  Same strike (exercise) price

You go "in the money" if the market price per share of Inhale stock exceeds the strike price

If you elect to replace your eligible options, these grants will be cancelled and replaced at a 1:2 ratio

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  Exchange ratio of 1:2 for eligible options you elect to exchange—you receive a replacement option covering 50% of the number of shares subject to the options you exchanged

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  If you participate and are therefore required to exchange options granted on or after July 24, 2001, these grants will be replaced on a 1:1 basis

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  Each replacement option will have an equivalent vesting schedule on a percentage basis as your exchanged options

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  New exercise price will be the fair market value of the underlying Inhale shares on the day prior to the date of the grant

Vesting terms of replacement options

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  Replacement options will have an equivalent vesting schedule, on a percentage basis, as exchanged options

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  The vesting commencement date of the replacement option will be the original vesting commencement date of the applicable exchanged option

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  Vesting credit, on a percentage basis, will be given through the date of grant of the replacement option

EXAMPLE
	Current Grant (Eligible Option)	Replacement Grant

Number of shares	100	50
Vesting commencement date	8/26/99	8/26/99
Percentage vested on 8/26/02	50%	50%
Shares vested on 8/26/02	50	25

An example in which participating in the exchange would result in an increase in value of an eligible option

EXAMPLE 1

EXAMPLE

	Current Grant	Replacement Grant

Number of stock options	100	50
Strike price	$45.00	$20.00
Hypothetical 4 year price	$63.00	$63.00
Hypothetical gain per share	$18.00	$43.00
Hypothetical total gain	$1,800	$2,150

An example in which participating in the exchange would result in a decrease in value of an eligible option

EXAMPLE 2

EXAMPLE

	Current Grant	Replacement Grant

Number of stock options	100	50
Strike price	$45.00	$30.00
Hypothetical 4 year price	$86.00	$86.00
Hypothetical gain per share	$41.00	$56.00
Hypothetical total gain	$4,100	$2,800

Examples of resulting values of options
required to be exchanged

EXAMPLE 1: Increase in Value of Options

	Current Grant	Replacement Grant

Number of stock options	100	100
Strike price	$20.00	$15.00
Hypothetical 4 year price	$63.00	$63.00
Hypothetical gain per share	$43.00	$48.00
Hypothetical total gain	$4,300	$4,800

EXAMPLE 2: Decrease in Value of Options

	Current Grant	Replacement Grant

Number of stock options	100	100
Strike price	$20.00	$30.00
Hypothetical 4 year price	$63.00	$63.00
Hypothetical gain per share	$43.00	$33.00
Hypothetical total gain	$4,300	$3,300

If you exchange your options, the terms will be somewhat different than they are now

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  Eligible Options elected to be exchanged will be replaced at a 1:2 ratio

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  New exercise price will be the FMV of the underlying Inhale shares on the day prior to the date of grant

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  Grants made on or after July 24, 2001 and required to be exchanged will be replaced at a 1:1 ratio

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  New exercise price will be the FMV of the underlying Inhale shares on the day prior to the date of grant

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  Equivalent vesting schedule on a percentage basis with credit for vesting through the date of grant of the replacement option

Making Your Election

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  Participation is voluntary and solely up to you

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  Inhale cannot advise you on whether or not you should exchange your options

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  Review your current eligible option grant(s) and grants that would be required to be exchanged and their respective strike price(s)

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  Review the Offer to Exchange (including the Q&A), Summary of Terms and the Election Form carefully

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  Consider both the upside and downside opportunity

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  Check with your financial and tax advisors

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  Ask questions about anything that is not clear

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  Contact Steve Hurst at (650) 631-3118 or Bob Harper at (650) 631-3222 or email to exchange@inhale.com with any questions

      Making Your Election (cont.)

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  Complete and return your Election Form before midnight, Pacific Standard Time, 2/25/02

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  Submit your Election Form even if you're not exchanging any options

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  You may change your election as many times as you wish up to the deadline

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  Failure to make an election before the deadline results in no option exchange

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  You cannot change your election after the deadline

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  Remember, this is a one-time only opportunity—there are no plans to repeat it

  This presentation contained numerous examples including hypothetical stock prices. There can be no assurance as to the price of Inhale Common Stock at any time in the future.